Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholder
CPI International Holding Corp.:

We consent to the use in this Registration Statement on Form S-4 of CPI International, Inc. and subsidiaries (CPI) of our report dated April 7, 2011, with respect to the consolidated balance sheet  of CPI International Holding Corp. as of January 31, 2011  included herein and to the reference to our firm under the heading “Experts” in the prospectus.

(signed) KPMG LLP

Mountain View, California

June 20, 2011